EXHIBIT 99.1

Item 1. Financial Statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$6,285	$7,428
Accounts receivable	53,669	97,364
Other current assets	3,240	4,309
Total current assets	63,194	109,101
Property, plant and equipment, net	1,854,083	1,853,671
Intangible assets, net	411,778	421,452
Goodwill	16,211	16,211
Investment in equity method investees	702,751	707,415
Other noncurrent assets	7,056	7,329
Total assets	$3,055,073	$3,115,179

Liabilities and Partners' Capital
Current liabilities:
Trade accounts payable	$17,764	$16,251
Accrued expenses	12,107	11,389
Due to affiliate	486	258
Ad valorem taxes payable	4,066	10,588
Accrued interest	5,703	17,483
Accrued environmental remediation	5,883	4,301
Other current liabilities	4,818	11,471
Total current liabilities	50,827	71,741
Long-term debt	1,264,912	1,240,301
Deferred Purchase Price Obligation	584,164	563,281
Deferred revenue	18,980	57,465
Noncurrent accrued environmental remediation	3,263	5,152
Other noncurrent liabilities	7,812	7,566
Total liabilities	1,929,958	1,945,506
Commitments and contingencies (Note 15)

Common limited partner capital (72,313 units issued and outstanding at March 31, 2017 and 72,111 units issued and outstanding at December 31, 2016)	1,085,255	1,129,132
General partner interests (1,476 units issued and outstanding at March 31, 2017 and 1,471 units issued and outstanding at December 31, 2016)	28,511	29,294
Noncontrolling interest	11,349	11,247
Total partners' capital	1,125,115	1,169,673
Total liabilities and partners' capital	$3,055,073	$3,115,179

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-1

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2017	2016
	(In thousands, except per-unit amounts)
Revenues:
Gathering services and related fees	$118,013	$78,100
Natural gas, NGLs and condensate sales	11,120	7,588
Other revenues	6,672	4,883
Total revenues	135,805	90,571
Costs and expenses:
Cost of natural gas and NGLs	9,052	6,290
Operation and maintenance	23,692	25,842
General and administrative	14,132	12,879
Depreciation and amortization	28,569	27,728
Transaction costs	—	1,174
Loss (gain) on asset sales, net	3	(63)
Long-lived asset impairment	284	—
Total costs and expenses	75,732	73,850
Other income	71	22
Interest expense	(16,716)	(15,882)
Early extinguishment of debt	(22,020)	—
Deferred Purchase Price Obligation expense	(20,883)	(7,463)
Income (loss) before income taxes and (loss) income from equity method investees	525	(6,602)
Income tax (expense) benefit	(452)	77
(Loss) income from equity method investees	(656)	2,860
Net loss	$(583)	$(3,665)
Less:
Net income attributable to Summit Investments	—	2,745
Net income attributable to noncontrolling interest	102	44
Net loss attributable to SMLP	(685)	(6,454)
Less net loss and IDRs attributable to General Partner	2,092	1,810
Net loss attributable to limited partners	$(2,777)	$(8,264)

Loss per limited partner unit:
Common unit – basic	$(0.04)	$(0.12)
Common unit – diluted	$(0.04)	$(0.12)

Weighted-average limited partner units outstanding:
Common units – basic	72,149	66,493
Common units – diluted	72,149	66,493

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-2

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

	Partners' capital			Noncontrolling interest	Summit Investments' equity in contributed subsidiaries
	Limited partners		General partner
	Common	Subordinated				Total
	(In thousands)
Partners' capital, January 1, 2016	$744,977	$213,631	$25,634	$—	$763,057	$1,747,299
Net (loss) income	(9,304)	1,040	1,810	44	2,745	(3,665)
Distributions to unitholders	(24,186)	(14,034)	(2,755)	—	—	(40,975)
Unit-based compensation	1,761	—	—	—	—	1,761
Tax withholdings on vested SMLP LTIP awards	(786)	—	—	—	—	(786)
Subordinated units conversion	200,637	(200,637)	—	—	—	—
Purchase of 2016 Drop Down Assets	—	—	—	—	(867,427)	(867,427)
Establishment of noncontrolling interest	—	—	—	11,261	(11,261)	—
Distribution of debt related to Carve-Out Financial Statements of Summit Investments	—	—	—	—	342,926	342,926
Excess of consideration paid and recognized over acquired carrying value of 2016 Drop Down Assets	242,486	—	4,942	—	(247,428)	—
Cash advance from Summit Investments to contributed subsidiaries, net	—	—	—	—	12,214	12,214
Expenses paid by Summit Investments on behalf of contributed subsidiaries	—	—	—	—	4,821	4,821
Capitalized interest allocated from Summit Investments to contributed subsidiaries	—	—	—	—	223	223
Class B membership interest noncash compensation	65	—	—	—	130	195
Partners' capital, March 31, 2016	$1,155,650	$—	$29,631	$11,305	$—	$1,196,586

EX 99.1-3

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

(continued)

	Partners' capital		Noncontrolling interest
	Limited partners	General partner
	Common			Total
	(In thousands)
Partners' capital, January 1, 2017	$1,129,132	$29,294	$11,247	$1,169,673
Net (loss) income	(2,777)	2,092	102	(583)
Distributions to unitholders	(41,464)	(2,988)	—	(44,452)
Unit-based compensation	2,048	—	—	2,048
Tax withholdings on vested SMLP LTIP awards	(2,051)	—	—	(2,051)
ATM Program issuances, net of costs	367	—	—	367
Contribution from General Partner	—	113	—	113
Partners' capital, March 31, 2017	$1,085,255	$28,511	$11,349	$1,125,115

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-4

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net loss	$(583)	$(3,665)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,418	27,865
Amortization of debt issuance costs	1,032	905
Deferred Purchase Price Obligation expense	20,883	7,463
Unit-based and noncash compensation	2,128	1,956
Loss (income) from equity method investees	656	(2,860)
Distributions from equity method investees	8,944	11,804
Loss (gain) on asset sales, net	3	(63)
Long-lived asset impairment	284	—
Early extinguishment of debt	22,020	—
Changes in operating assets and liabilities:
Accounts receivable	43,695	40,031
Trade accounts payable	(4,042)	(817)
Accrued expenses	718	1,141
Due to affiliate	228	(754)
Deferred revenue	(38,485)	1,473
Ad valorem taxes payable	(6,522)	(5,982)
Accrued interest	(11,780)	(9,750)
Accrued environmental remediation, net	(307)	—
Other, net	(4,841)	(1,898)
Net cash provided by operating activities	62,449	66,849
Cash flows from investing activities:
Capital expenditures	(14,428)	(61,326)
Contributions to equity method investees	(4,936)	(15,645)
Acquisitions of gathering systems from affiliate	—	(360,000)
Other, net	(361)	(377)
Net cash used in investing activities	(19,725)	(437,348)

EX 99.1-5

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(continued)

	Three months ended March 31,
	2017	2016
	(In thousands)
Cash flows from financing activities:
Distributions to unitholders	(44,452)	(40,975)
Borrowings under Revolving Credit Facility	72,000	424,300
Repayments under Revolving Credit Facility	(245,000)	(35,300)
Debt issuance costs	(6,825)	(2,413)
Payment of redemption and call premiums on senior notes	(17,913)	—
Proceeds from ATM Program issuances, net of costs	367	—
Contribution from General Partner	113	—
Cash advance from Summit Investments to contributed subsidiaries, net	—	12,214
Expenses paid by Summit Investments on behalf of contributed subsidiaries	—	4,821
Issuance of senior notes	500,000	—
Tender and redemption of senior notes	(300,000)	—
Other, net	(2,157)	(854)
Net cash (used in) provided by financing activities	(43,867)	361,793
Net change in cash and cash equivalents	(1,143)	(8,706)
Cash and cash equivalents, beginning of period	7,428	21,793
Cash and cash equivalents, end of period	$6,285	$13,087

Supplemental cash flow disclosures:
Cash interest paid	$28,040	$25,164
Less capitalized interest	468	716
Interest paid (net of capitalized interest)	$27,572	$24,448

Noncash investing and financing activities:
Capital expenditures in trade accounts payable (period-end accruals)	$13,977	$13,769
Issuance of Deferred Purchase Price Obligation to affiliate to partially fund the 2016 Drop Down	—	507,427
Excess of acquired carrying value over consideration paid and recognized for 2016 Drop Down Assets	—	247,428
Distribution of debt related to Carve-Out Financial Statements of Summit Investments	—	342,926
Capitalized interest allocated to contributed subsidiaries from Summit Investments	—	223

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX 99.1-6

EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OPERATIONS AND PRESENTATION AND CONSOLIDATION

Organization.  SMLP, a Delaware limited partnership, was formed in May 2012 and began operations in October 2012 in connection with its IPO of common limited partner units. SMLP is a growth-oriented limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States.  Our business activities are conducted through various operating subsidiaries, each of which is owned or controlled by our wholly owned subsidiary holding company, Summit Holdings, a Delaware limited liability company.  References to the "Partnership," "we," or "our" refer collectively to SMLP and its subsidiaries.

The General Partner, a Delaware limited liability company, manages our operations and activities.  Summit Investments, a Delaware limited liability company, is the ultimate owner of our General Partner and has the right to appoint the entire Board of Directors of our General Partner. Summit Investments is controlled by Energy Capital Partners.  As of March 31, 2017, a subsidiary of Energy Capital Partners directly owned 5,915,827 SMLP common units.

In addition to its approximate 2% general partner interest in SMLP (including the IDRs in respect of SMLP), Summit Investments has indirect ownership interests in our common units.  As of March 31, 2017, Summit Investments beneficially owned 25,854,581 SMLP common units.

Neither SMLP nor its subsidiaries have any employees. All of the personnel that conduct our business are employed by Summit Investments, but these individuals are sometimes referred to as our employees.

Business Operations. We provide natural gas gathering, treating and processing services as well as crude oil and produced water gathering services pursuant to primarily long-term and fee-based agreements with our customers.  Our results are driven primarily by the volumes of natural gas that we gather, treat, compress and process as well as by the volumes of crude oil and produced water that we gather.  We are the owner-operator of or have significant ownership interests in the following gathering systems:

•

Ohio Gathering, a natural gas gathering system and a condensate stabilization facility operating in the Appalachian Basin, which includes the Utica and Point Pleasant shale formations in southeastern Ohio;

•	Summit Utica, a natural gas gathering system operating in the Appalachian Basin, which includes the Utica and Point Pleasant shale formations in southeastern Ohio;
•	Bison Midstream, an associated natural gas gathering system operating in the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota;
•

Polar and Divide, crude oil and produced water gathering systems and transmission pipelines located in the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota;

•

Tioga Midstream, crude oil, produced water and associated natural gas gathering systems, operating in the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota;

•

Grand River, a natural gas gathering and processing system located in the Piceance Basin, which includes the Mesaverde formation and the Mancos and Niobrara shale formations in western Colorado and eastern Utah;

•	Niobrara G&P, an associated natural gas gathering and processing system operating in the DJ Basin, which includes the Niobrara and Codell shale formations in northeastern Colorado;

EX 99.1-7

EXHIBIT 99.1

•	DFW Midstream, a natural gas gathering system operating in the Fort Worth Basin, which includes the Barnett Shale formation in north-central Texas; and
•	Mountaineer Midstream, a natural gas gathering system operating in the Appalachian Basin, which includes the Marcellus Shale formation in northern West Virginia.

In February 2016, the Partnership and SMP Holdings, a wholly owned subsidiary of Summit Investments, entered into a contribution agreement (the "Contribution Agreement") pursuant to which SMP Holdings agreed to contribute to the Partnership substantially all of its limited partner interest in OpCo, a Delaware limited partnership that owns (i) 100% of the issued and outstanding membership interests of Summit Utica, Meadowlark Midstream and Tioga Midstream and collectively with Summit Utica and Meadowlark Midstream, the "Contributed Entities"), each a limited liability company and (ii) a 40% ownership interest in each of OGC and OCC (collectively with OpCo and the Contributed Entities, the “2016 Drop Down Assets”)(the “2016 Drop Down”).  The 2016 Drop Down closed in March 2016; concurrent therewith, a subsidiary of Summit Investments retained a 1% noncontrolling interest in OpCo.

Summit Marketing, a Delaware limited liability company and a wholly owned subsidiary of Summit Holdings, manages OpCo, a Delaware limited liability partnership, and provides natural gas and crude oil marketing services in and around our gathering systems.

Presentation and Consolidation.  We prepare our unaudited condensed consolidated financial statements in accordance with GAAP as established by the FASB.  We make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates, including fair value measurements, the reported amounts of revenue and expense and the disclosure of contingencies. Although management believes these estimates are reasonable, actual results could differ from its estimates.

The unaudited condensed consolidated financial statements include the assets, liabilities and results of operations of SMLP and its subsidiaries.  All intercompany transactions among the consolidated entities have been eliminated in consolidation.  Comprehensive income or loss is the same as net income or loss for all periods presented.  The financial position, results of operations and cash flows of acquired drop down assets, liabilities, expenses or entities that were carved out of entities held by Summit Investments and included herein have been derived from the accounting records of the respective Summit Investments' subsidiary on a carve-out basis.

SMLP recognized its drop down acquisitions at Summit Investments' historical cost because the acquisitions were executed by entities under common control.  The excess of Summit Investments' net investment over the consideration paid and recognized for a contributed subsidiary is recognized as an addition to partners' capital, while the excess of purchase price paid and recognized over net investment is recognized as a reduction to partners' capital.  Due to the common control aspect, we account for drop down transactions on an “as-if pooled” basis for the periods during which common control existed.

These unaudited condensed consolidated financial statements have been prepared pursuant to the rules and the regulations of the SEC. Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations. We believe that the disclosures made are adequate to make the information not misleading. In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments, including normal recurring adjustments, which are necessary to fairly present the unaudited condensed consolidated balance sheet as of March 31, 2017, the unaudited condensed consolidated statements of operations, partners' capital and cash flows for the three-month periods ended March 31, 2017 and 2016.  The balance sheet at December 31, 2016 included herein was derived from our audited financial statements, but does not include all disclosures required by GAAP.  These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto that are included in our annual report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 27, 2017 (the "2016 Annual Report"). The results of operations for an interim period are not necessarily indicative of results expected for a full year.

EX 99.1-8

EXHIBIT 99.1

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to our significant accounting policies since December 31, 2016.

Recent Accounting Pronouncements.  Accounting standard setters frequently issue new or revised accounting rules. We review new pronouncements to determine the impact, if any, on our financial statements.  Accounting standards that have or could possibly have a material effect on our financial statements are discussed below.

Recently Adopted Accounting Pronouncements.  We have recently adopted the following accounting pronouncements:

•

ASU No. 2016-09 Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09").  ASU 2016-09 simplifies several aspects for share-based payment award transactions, including income tax consequences, the liability or equity classification of awards and classification on the statements of cash flows.  ASU 2016-09 is effective for public companies for fiscal years beginning after December 15, 2016.  It does not specify a single transition approach, rather it specifies retrospective, modified retrospective and/or prospective transition approaches based on the aspect being applied. We adopted the provisions of ASU 2016-09 effective January 1, 2017.  The adoption of this standard had no impact on our consolidated financial statements.

Accounting Pronouncements Pending Adoption. We are currently in the process of evaluating the applicability and/or impact of the following accounting pronouncements:

•

ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09").  Under ASU 2014-09, revenue will be recognized under a five-step model: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to performance obligations; and (v) recognize revenue when (or as) the performance obligation is satisfied.  ASU 2014-09 is effective for fiscal years and interim periods within those years, beginning after December 15, 2017 and allows for early adoption.  We expect to adopt the provisions of ASU 2014-09 effective January 1, 2018 using the modified retrospective method.

We have substantially completed our review of our existing contracts under the new guidance.  However, we are still assessing the financial statement impact of adoption for certain items discussed below.  For contracts where we perform gathering services and earn a per-unit fee which is recognized at a point in time, revenue will be recognized over time as the service is performed, which is expected to accelerate the recognition of revenue by an immaterial amount.  In addition, our contracts generally contain forms of what will be considered variable consideration, which will likely be constrained as the volumes are susceptible to factors outside of our control and influence.  However, we will be billing amounts that correspond directly to the value transferred such that the resulting revenue recognized will be similar to current GAAP.  Due to the open noncash consideration technical issue, as well as completion of our evaluations of MVCs and contributions in aid of construction, we cannot currently fully conclude on the impact of adoption. We anticipate that we will be able to complete our assessment of the impact of adoption by the end of the third quarter of 2017.

•

ASU No. 2016-02 Leases (Topic 842) ("ASU 2016-02").  ASU 2016-02 requires that lessees recognize all leases on the balance sheet, with the exception of short-term leases.  A lease liability will be recorded for the obligation of a lessee to make lease payments arising from a lease.  A right-of-use asset will be recorded which represents the lessee’s right to use, or to control the use of, a specified asset for a lease term.  We are currently evaluating the impact of this guidance on lessor accounting but have made no determinations at this time.  ASU 2016-02 is effective for public companies for fiscal years beginning after December 15, 2018, and requires the modified retrospective approach for transition.  We are currently evaluating the provisions of ASU 2016-02 to determine its impact on our financial statements and related disclosures and expect to adopt its provisions effective January 1, 2019.

•	ASU No. 2016-08 Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) ("ASU 2016-08"). ASU 2016-08 does not change

EX 99.1-9

EXHIBIT 99.1

the core principle of Topic 606, rather it clarifies the implementation guidance on principal versus agent considerations.  We expect to adopt the provisions of ASU 2016-08 effective January 1, 2018.  Our position regarding the impact of and transition method for this update is the same as for ASU 2014-09.

•

ASU No. 2016-10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing ("ASU 2016-10").  ASU 2016-10 clarifies the following two aspects of Topic 606 (i) identifying performance obligations and (ii) the licensing implementation guidance, while retaining the related principles for those areas.  We expect to adopt the provisions of ASU 2016-10 effective January 1, 2018.  Our position regarding the impact of and transition method for this update is the same as for ASU 2014-09.

•

ASU No. 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients ("ASU 2016-12").  ASU 2016-12 does not change the core principle of the guidance in Topic 606. Rather, the amendments therein affect only the narrow aspects of Topic 606 including assessing the collectability criterion and issues related to contract modification at transition and completed contracts at transition.  We expect to adopt the provisions of ASU 2016-12 effective January 1, 2018.  Our position regarding the impact of and transition method for this update is the same as for ASU 2014-09.

3. SEGMENT INFORMATION

We evaluate our business operations each reporting period to determine whether any of our gathering system operating segments in which we internally report financial information are considered significant and would require us to separately disclose certain segment financial information in our external reporting. As a result of our evaluation for the quarterly period ended June 30, 2017, we determined that both the Summit Utica natural gas gathering system and the Ohio Gathering natural gas gathering system, each previously reported within the Utica Shale reportable segment, were and are expected to continue to be significant operating segments. As such, we modified our current segments such that the Utica Shale reportable segment includes the Summit Utica gathering system and the Ohio Gathering reportable segment includes our ownership interest in OGC and OCC. We have disclosed the required segment information for Summit Utica and Ohio Gathering and the periods presented herein have been recast to reflect this change.

As of March 31, 2017, our reportable segments are:

•	the Utica Shale, which is served by Summit Utica;
•	Ohio Gathering, which includes our ownership interest in OGC and OCC;
•	the Williston Basin, which is served by Bison Midstream, Polar and Divide and Tioga Midstream;
•	the Piceance/DJ Basins, which is served by Grand River and Niobrara G&P;
•	the Barnett Shale, which is served by DFW Midstream; and
•	the Marcellus Shale, which is served by Mountaineer Midstream.

Each of our reportable segments provides midstream services in a specific geographic area. Our reportable segments reflect the way in which we internally report the financial information used to make decisions and allocate resources in connection with our operations.

As noted above, the Ohio Gathering reportable segment includes our investment in Ohio Gathering (see Note 7). Segment assets for Ohio Gathering include the associated investment in equity method investees. Income or loss from equity method investees, as reflected on the statements of operations, solely relates to Ohio Gathering and is recognized and disclosed on a one-month lag (see Note 7). No other line items in the statements of operations or cash flows, as disclosed in the tables below, include results for our investment in Ohio Gathering.

Corporate and other represents those results that are (i) not specifically attributable to a reportable segment (ii) not individually reportable or (iii) that have not been allocated to our reportable segments, including certain general and

EX 99.1-10

EXHIBIT 99.1

administrative expense items, natural gas and crude oil marketing services and transaction costs for the purpose of evaluating their performance.

Assets by reportable segment follow.

	March 31, 2017	December 31, 2016
	(In thousands)
Assets:
Utica Shale	$210,940	$199,392
Ohio Gathering	702,751	707,415
Williston Basin	701,453	724,084
Piceance/DJ Basins	805,775	843,440
Barnett Shale	396,516	404,314
Marcellus Shale	222,871	224,709
Total reportable segment assets	3,040,306	3,103,354
Corporate and other	15,146	12,294
Eliminations	(379)	(469)
Total assets	$3,055,073	$3,115,179

Revenues by reportable segment follow.

	Three months ended March 31,
	2017	2016
	(In thousands)
Revenues (1):
Utica Shale	$8,796	$4,283
Williston Basin	66,885	30,008
Piceance/DJ Basins	34,808	28,993
Barnett Shale	17,742	20,402
Marcellus Shale	6,904	6,885
Total reportable segments revenue	135,135	90,571
Corporate and other	1,786	—
Eliminations	(1,116)	—
Total revenues	$135,805	$90,571

__________

(1) Excludes revenues earned by Ohio Gathering due to equity method accounting.

Counterparties accounting for more than 10% of total revenues were as follows:

	Three months ended March 31,
	2017	2016
Percentage of total revenues (1)(2):
Counterparty A - Williston Basin	32%	*

__________

(1) Includes recognition of revenue that was previously deferred in connection with minimum volume commitments (see Note 8).

(2) Excludes revenues earned by Ohio Gathering due to equity method accounting.

* Less than 10%

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EXHIBIT 99.1

Depreciation and amortization, including the amortization expense associated with our favorable and unfavorable gas gathering contracts as reported in other revenues, by reportable segment follows.

	Three months ended March 31,
	2017	2016
	(In thousands)
Depreciation and amortization (1):
Utica Shale	$1,647	$844
Williston Basin	8,381	8,357
Piceance/DJ Basins	12,211	12,273
Barnett Shale (2)	3,762	4,056
Marcellus Shale	2,263	2,219
Total reportable segment depreciation and amortization	28,264	27,749
Corporate and other	154	116
Total depreciation and amortization	$28,418	$27,865

__________

(1) Excludes depreciation and amortization recognized by Ohio Gathering due to equity method accounting.

(2) Includes the amortization expense associated with our favorable and unfavorable gas gathering contracts as reported in other revenues.

Cash paid for capital expenditures by reportable segment follow.

	Three months ended March 31,
	2017	2016
	(In thousands)
Cash paid for capital expenditures (1):
Utica Shale	$7,862	$34,988
Williston Basin	429	18,034
Piceance/DJ Basins	5,864	5,824
Barnett Shale	(995)	563
Marcellus Shale	265	1,738
Total reportable segment capital expenditures	13,425	61,147
Corporate and other	1,003	179
Total cash paid for capital expenditures	$14,428	$61,326

__________

(1) Excludes cash paid for capital expenditures by Ohio Gathering due to equity method accounting.

We assess the performance of our reportable segments based on segment adjusted EBITDA. We define segment adjusted EBITDA as total revenues less total costs and expenses; plus (i) other income excluding interest income, (ii) our proportional adjusted EBITDA for equity method investees, (iii) depreciation and amortization, (iv) adjustments related to MVC shortfall payments, (v) unit-based and noncash compensation, (vi) Deferred Purchase Price Obligation expense, (vii) early extinguishment of debt expense, (viii) impairments and (ix) other noncash expenses or losses, less other noncash income or gains.  We define proportional adjusted EBITDA for our equity method investees as the product of (i) total revenues less total expenses, excluding impairments and other noncash income or expense items and (ii) amortization for deferred contract costs; multiplied by our ownership interest in Ohio Gathering during the respective period.

For the purpose of evaluating segment performance, we exclude the effect of corporate and other revenues and expenses, such as certain general and administrative expenses (including compensation-related expenses and professional services fees), natural gas and crude oil marketing services, transaction costs, interest expense, Deferred Purchase Price Obligation expense, early extinguishment of debt expense and income tax expense or benefit from segment adjusted EBITDA.

EX 99.1-12

EXHIBIT 99.1

Segment adjusted EBITDA by reportable segment follows.

	Three months ended March 31,
	2017	2016
	(In thousands)
Reportable segment adjusted EBITDA:
Utica Shale	$7,912	$3,189
Ohio Gathering	9,073	12,388
Williston Basin	17,809	19,719
Piceance/DJ Basins	28,974	24,817
Barnett Shale	12,088	14,077
Marcellus Shale	5,647	4,600
Total of reportable segments’ measures of profit or loss	$81,503	$78,790

A reconciliation of income or loss before income taxes and income or loss from equity method investees to total of reportable segments' measures of profit or loss follows.

	Three months ended March 31,
	2017	2016
	(In thousands)
Reconciliation of income or loss before income taxes and income or loss from equity method investees to total of reportable segments' measures of profit or loss:
Income (loss) before income taxes and (loss) income from equity method investees	$525	$(6,602)
Add:
Corporate and other	10,093	8,781
Interest expense	16,716	15,882
Early extinguishment of debt	22,020	—
Deferred Purchase Price Obligation expense	20,883	7,463
Depreciation and amortization	28,418	27,865
Proportional adjusted EBITDA for equity method investees	9,073	12,388
Adjustments related to MVC shortfall payments	(28,640)	11,142
Unit-based and noncash compensation	2,128	1,956
Loss (gain) on asset sales, net	3	(63)
Long-lived asset impairment	284	—
Less:
Interest income	—	22
Total of reportable segments' measures of profit or loss	$81,503	$78,790

We include adjustments related to MVC shortfall payments in our calculation of segment adjusted EBITDA to account for (i) the net increases or decreases in deferred revenue for MVC shortfall payments and (ii) our inclusion of expected annual MVC shortfall payments.  With respect to the impact of a net change in deferred revenue for MVC shortfall payments, we treat increases in deferred revenue balances as a favorable adjustment to segment adjusted EBITDA, while decreases in deferred revenue balances are treated as an unfavorable adjustment to segment adjusted EBITDA.  We also include a proportional amount of any historical and expected MVC shortfall payments in each quarter prior to the quarter in which we actually recognize the shortfall payment.  The expected MVC shortfall payment adjustments have not been billed to our customers and are not recognized in our unaudited condensed consolidated financial statements.

EX 99.1-13

EXHIBIT 99.1

Adjustments related to MVC shortfall payments by reportable segment follow.

	Three months ended March 31, 2017
	Williston Basin	Piceance/DJ Basins	Barnett Shale	Total

	(In thousands)
Adjustments related to MVC shortfall payments:
Net change in deferred revenue for MVC shortfall payments	$(37,693)	$(792)	$—	$(38,485)
Expected MVC shortfall payments	1,982	6,545	1,318	9,845
Total adjustments related to MVC shortfall payments	$(35,711)	$5,753	$1,318	$(28,640)

	Three months ended March 31, 2016
	Williston Basin	Piceance/DJ Basins	Barnett Shale	Total

	(In thousands)
Adjustments related to MVC shortfall payments:
Net change in deferred revenue for MVC shortfall payments	$235	$1,238	$—	$1,473
Expected MVC shortfall payments	3,301	6,279	89	9,669
Total adjustments related to MVC shortfall payments	$3,536	$7,517	$89	$11,142

4. PROPERTY, PLANT AND EQUIPMENT, NET

Details on property, plant and equipment follow.

	March 31, 2017	December 31, 2016
	(In thousands)
Gathering and processing systems and related equipment	$2,040,517	$2,026,363
Construction in progress	44,464	39,954
Land and line fill	11,442	11,442
Other	35,439	35,227
Total	2,131,862	2,112,986
Less accumulated depreciation	277,779	259,315
Property, plant and equipment, net	$1,854,083	$1,853,671

Depreciation expense and capitalized interest follow.

	Three months ended March 31,
	2017	2016
	(In thousands)
Depreciation expense	$18,491	$17,370
Capitalized interest	468	716

EX 99.1-14

EXHIBIT 99.1

5. AMORTIZING INTANGIBLE ASSETS AND UNFAVORABLE GAS GATHERING CONTRACT

Details regarding our intangible assets and the unfavorable gas gathering contract (included in other noncurrent liabilities), all of which are subject to amortization, follow.

	March 31, 2017
	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
		(Dollars in thousands)
Favorable gas gathering contracts	18.7	$24,195	$(11,184)	$13,011
Contract intangibles	12.5	426,464	(155,019)	271,445
Rights-of-way	26.1	153,808	(26,486)	127,322
Total intangible assets		$604,467	$(192,689)	$411,778

Unfavorable gas gathering contract	10.0	$10,962	$(7,456)	$3,506

	December 31, 2016
	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
		(Dollars in thousands)
Favorable gas gathering contracts	18.7	$24,195	$(10,795)	$13,400
Contract intangibles	12.5	426,464	(146,468)	279,996
Rights-of-way	26.1	153,015	(24,959)	128,056
Total intangible assets		$603,674	$(182,222)	$421,452

Unfavorable gas gathering contract	10.0	$10,962	$(6,916)	$4,046

We recognized amortization expense in other revenues as follows:

	Three months ended March 31,
	2017	2016
	(In thousands)
Amortization expense – favorable gas gathering contracts	$(389)	$(338)
Amortization expense – unfavorable gas gathering contract	540	201

We recognized amortization expense in costs and expenses as follows:

	Three months ended March 31,
	2017	2016
	(In thousands)
Amortization expense – contract intangibles	$8,551	$8,854
Amortization expense – rights-of-way	1,527	1,503

EX 99.1-15

EXHIBIT 99.1

The estimated aggregate annual amortization expected to be recognized for the remainder of 2017 and each of the four succeeding fiscal years follows.

	Intangible assets	Unfavorable gas gathering contract
	(In thousands)
2017	$31,531	$1,618
2018	41,349	1,888
2019	41,180	—
2020	43,429	—
2021	41,655	—

6. GOODWILL

We evaluate goodwill for impairment annually on September 30 and whenever events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. There have been no impairments of goodwill during the three months ended March 31, 2017.

Fair Value Measurement. Our impairment determinations, in the context of (i) our annual impairment evaluations and (ii) our other-than-annual impairment evaluations involved significant assumptions and judgments, as discussed in the 2016 Annual Report. Differing assumptions regarding any of these inputs could have a significant effect on the various valuations. As such, the fair value measurements utilized within these models are classified as non-recurring Level 3 measurements in the fair value hierarchy because they are not observable from objective sources. Due to the volatility of the inputs used, we cannot predict the likelihood of any future impairment.

7. EQUITY METHOD INVESTMENTS

Ohio Gathering owns, operates and is currently developing midstream infrastructure consisting of a liquids-rich natural gas gathering system, a dry natural gas gathering system and a condensate stabilization facility in the Utica Shale Play in southeastern Ohio. Ohio Gathering provides gathering services pursuant to primarily long-term, fee-based gathering agreements, which include acreage dedications.

A reconciliation of our 40% ownership interest in Ohio Gathering to our investment per Ohio Gathering's books and records follows (in thousands).

Investment in equity method investees, March 31, 2017	$702,751
March cash distribution	2,884
Basis difference	(140,198)
Investment in equity method investees, net of basis difference, February 28, 2017	$565,437

Summarized statements of operations information for OGC and OCC follows (amounts represent 100% of investee financial information).

	Three months ended February 28, 2017		Three months ended February 29, 2016
	OGC	OCC	OGC	OCC
	(In thousands)
Total revenues	$37,075	$2,053	$37,799	$5,198
Total operating expenses	27,105	2,473	22,533	4,559
Net income (loss)	7,973	(1,215)	15,269	456

EX 99.1-16

EXHIBIT 99.1

8. DEFERRED REVENUE

A rollforward of current deferred revenue follows.

	Williston Basin	Piceance/DJ Basins	Total current
	(In thousands)
Current deferred revenue, January 1, 2017	$—	$—	$—
Additions	—	3,574	3,574
Less revenue recognized	—	3,574	3,574
Current deferred revenue, March 31, 2017	$—	$—	$—

A rollforward of noncurrent deferred revenue follows.

	Williston Basin	Piceance/DJ Basins	Total noncurrent
	(In thousands)
Noncurrent deferred revenue, January 1, 2017	$37,693	$19,772	$57,465
Additions	—	—	—
Less revenue recognized	37,693	792	38,485
Noncurrent deferred revenue, March 31, 2017	$—	$18,980	$18,980

As of March 31, 2017, accounts receivable included $4.3 million of total shortfall payment billings, of which none related to MVC arrangements that can be utilized to offset gathering fees in subsequent periods.

During the first quarter of 2017, we amended an agreement with one of our key customers in the Williston Basin segment. The amendment removed the customer’s ability to apply its accumulated but unused MVCs to future gathering fees and adjusted other terms of the original contract, including certain aspects of the rate structure. Prior to this amendment, the cumulative MVC shortfall payments made to us and deferred on our consolidated balance sheet totaled $37.7 million as of December 31, 2016.  Based on our review of the amendment and original contract, we determined this was not a material modification to the contract and that we had no further performance obligations in regards to the previously-made MVC payments.  As a result, we have recognized the previously deferred revenue of $37.7 million as gathering services and related fees during the first quarter of 2017.

9. DEBT

Debt consisted of the following:

	March 31, 2017	December 31, 2016
	(In thousands)
Summit Holdings variable rate senior secured Revolving Credit Facility (3.49% at March 31, 2017 and 3.27% at December 31, 2016) due November 2018	$475,000	$648,000
Summit Holdings 5.5% senior unsecured notes due August 2022	300,000	300,000
Less unamortized debt issuance costs (1)	(3,359)	(3,516)
Summit Holdings 5.75% senior unsecured notes due April 2025	500,000	—
Less unamortized debt issuance costs (1)	(6,729)	—
Summit Holdings 7.5% senior unsecured notes redeemed March 2017 (2)	—	300,000
Less unamortized debt issuance costs (1) (2)	—	(4,183)
Total long-term debt	$1,264,912	$1,240,301

__________

(1)  Issuance costs are being amortized over the life of the notes.

(2)  Debt was extinguished following the 5.75% Senior Notes offering in February 2017.  In conjunction with the early debt extinguishment, the remaining unamortized debt issuance costs were written off.

Revolving Credit Facility.  Summit Holdings has a senior secured Revolving Credit Facility that allows for revolving loans, letters of credit and swingline loans. The Revolving Credit Facility has a $1.25 billion borrowing capacity, matures in November 2018, and includes a $200.0 million accordion feature.

EX 99.1-17

EXHIBIT 99.1

Borrowings under the Revolving Credit Facility bear interest at LIBOR or an Alternate Base Rate (as defined in the credit agreement)("ABR") plus an applicable margin ranging from 0.75% to 1.75% for ABR borrowings and 1.75% to 2.75% for LIBOR borrowings, with the commitment fee ranging from 0.30% to 0.50% in each case based on our relative leverage at the time of determination. At March 31, 2017, the applicable margin under LIBOR borrowings was 2.50%, the interest rate was 3.49% and the unused portion of the Revolving Credit Facility totaled $775.0 million (subject to a commitment fee of 0.50%).

As of March 31, 2017, we were in compliance with the Revolving Credit Facility's covenants. There were no defaults or events of default during the three months ended March 31, 2017.

Senior Notes.  In June 2013, Summit Holdings and its 100% owned finance subsidiary, Finance Corp. (together with Summit Holdings, the "Co-Issuers") co-issued $300.0 million of 7.5% senior unsecured notes (the "7.5% Senior Notes"). In July 2014, the Co-Issuers co-issued $300.0 million of 5.5% senior unsecured notes maturing August 15, 2022 (the "5.5% Senior Notes" and, together with the 5.75% Senior Notes (defined below, the “Senior Notes”).

On February 8, 2017, we amended the 2014 SRS to include additional guarantor subsidiaries and completed a public offering of $500.0 million principal 5.75% senior unsecured notes (the "5.75% Senior Notes") as described below.  Concurrent with the 5.75% Senior Notes offering, we made a tender offer to purchase all the outstanding 7.5% Senior Notes.  The tender offer expired on February 14, 2017 and resulted in approximately $276.9 million of our 7.5% Senior Notes being validly tendered and retired.  On February 16, 2017, we issued a notice of redemption for the remaining 7.5% Senior Notes.  The remaining $23.1 million of 7.5% Senior Notes were redeemed on March 18, 2017 (the "redemption date"), with payment made on March 20, 2017.  References to the “Senior Notes,” when used for dates or periods ended on or after the date of issuance of the 5.75% Senior Notes but before the redemption date, refer collectively to 5.5% Senior Notes, 7.5% Senior Notes and 5.75% Senior Notes.  References to the "Senior Notes," when used for dates or periods ended on or prior to the date of issuance of the 5.75% Senior Notes, refer collectively to 5.5% Senior Notes and 7.5% Senior Notes.  References to the "Senior Notes," when used for dates or periods that ended after the redemption date, refer collectively to the 5.5% Senior Notes and the 5.75% Senior Notes.  In conjunction with the tender offer and mandatory redemption of the 7.5% Senior Notes, we paid redemption and call premiums totaling $17.9 million.  These costs, as well as $4.1 million of unamortized debt issuance costs, are presented on our unaudited condensed consolidated statement of operations as early extinguishment of debt.

Subsequent to the 2016 Drop Down and after giving effect to the consent and waiver agreement to the Revolving Credit Facility executed effective March 30, 2016 (the "Consent and Waiver Agreement"), Bison Midstream and its subsidiaries, Grand River and its subsidiary, DFW Midstream, Summit Midstream OpCo GP, LLC ("OpCo GP") and SMLP fully and unconditionally and jointly and severally guaranteed the 5.5% Senior Notes and the 7.5% Senior Notes.  In February 2017, OpCo GP changed its name to Summit Marketing.  As a result, Bison Midstream and its subsidiaries, Grand River and its subsidiary, DFW Midstream and Summit Marketing (collectively the "Guarantor Subsidiaries") and SMLP fully and unconditionally and jointly and severally guarantee the 5.5% Senior Notes and the 5.75% Senior Notes.  The Consent and Waiver Agreement which removed the guarantees of OpCo, Summit Utica, Meadowlark Midstream and Tioga Midstream (collectively, the "Non-Guarantor Subsidiaries") from the Revolving Credit Facility and concurrently, from the Senior Notes, remains unchanged.  There are no significant restrictions on the ability of SMLP or Summit Holdings to obtain funds from its subsidiaries by dividend or loan. Finance Corp. has had no assets or operations since inception in 2013.  At no time have the Senior Notes been guaranteed by the Co-Issuers.

5.75% Senior Notes. In February 2017, we completed a public offering of $500.0 million principal 5.75% senior unsecured notes maturing April 15, 2025.  Interest on the 5.75% Senior Notes will be paid semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2017. The 5.75% Senior Notes are senior, unsecured obligations and rank equally in right of payment with all of our existing and future senior obligations. The 5.75% Senior Notes are effectively subordinated in right of payment to all of our secured indebtedness, to the extent of the collateral securing such indebtedness. We used the proceeds from the issuance of the 5.75% Senior Notes to (i) fund the repurchase of the outstanding $300.0 million principal 7.5% Senior Notes,

EX 99.1-18

EXHIBIT 99.1

(ii) pay redemption and call premiums on the 7.5% Senior Notes totaling $17.9 million and (iii) pay $172.0 million of the balance outstanding under our Revolving Credit Facility.

At any time prior to April 15, 2020, the Co-Issuers may redeem up to 35% of the aggregate principal amount of the 5.75% Senior Notes at a redemption price of 105.750% of the principal amount of the 5.75% Senior Notes, plus accrued and unpaid interest, if any, but not including, the redemption date, with an amount not greater than the net cash proceeds of certain equity offerings. On and after April 15, 2020, the Co-Issuers may redeem all or part of the 5.75% Senior Notes at a redemption price of 104.313% (with the redemption premium declining ratably each year to 100.000% on and after April 15, 2023), plus accrued and unpaid interest, if any, to, but not including, the redemption date. Debt issuance costs of $6.8 million are being amortized over the life of the senior notes.

The 5.75% Senior Notes' indenture restricts SMLP’s and the Co-Issuers’ ability and the ability of certain of their subsidiaries to: (i) incur additional debt or issue preferred stock; (ii) make distributions, repurchase equity or redeem subordinated debt; (iii) make payments on subordinated indebtedness; (iv) create liens or other encumbrances; (v) make investments, loans or other guarantees; (vi) sell or otherwise dispose of a portion of their assets; (vii) engage in transactions with affiliates; and (viii) make acquisitions or merge or consolidate with another entity. These covenants are subject to a number of important exceptions and qualifications. At any time when the senior notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default under the indenture has occurred and is continuing, many of these covenants will terminate.

The 5.75% Senior Notes' indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on the 5.75% Senior Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the 5.75% Senior Notes; (iii) failure by the Co-Issuers or SMLP to comply with certain covenants relating to mergers and consolidations, change of control or asset sales; (iv) failure by SMLP for 180 days after notice to comply with certain covenants relating to the filing of reports with the SEC; (v) failure by the Co-Issuers or SMLP for 30 days after notice to comply with any of the other agreements in the indenture; (vi) specified defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SMLP or any of its restricted subsidiaries (or the payment of which is guaranteed by SMLP or any of its restricted subsidiaries); (vii) failure by SMLP or any of its restricted subsidiaries to pay certain final judgments aggregating in excess of $75.0 million; (viii) except as permitted by the indenture, any guarantee of the senior notes shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee of the senior notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the indenture. In the case of an event of default as described in the foregoing clause (ix), all outstanding 5.75% Senior Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding 5.75% Senior Notes may declare all the 5.75% Senior Notes to be due and payable immediately.

As of and during the three months ended March 31, 2017, we were in compliance with the covenants governing our Senior Notes.  There were no defaults or events of default during the three months ended March 31, 2017.

SMP Holdings Credit Facility.  SMP Holdings had a $250.0 million revolving credit facility (the "SMP Revolving Credit Facility") and a $200.0 million term loan (the "Term Loan" and, collectively with the SMP Revolving Credit Facility, the "SMP Holdings Credit Facility").  Because funding from the SMP Holdings Credit Facility was used to support the development of the 2016 Drop Down Assets, Summit Investments allocated the SMP Holdings Credit Facility to the Partnership during the common control period.  Borrowings under the SMP Holdings Credit Facility incurred interest at LIBOR or a base rate (as defined in the credit agreement) plus an applicable margin.  The allocation of activity under the SMP Revolving Credit Facility ended concurrent with the closing of the 2016 Drop Down.

EX 99.1-19

EXHIBIT 99.1

10. FINANCIAL INSTRUMENTS

Concentrations of Credit Risk. Financial instruments that potentially subject us to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. We maintain our cash and cash equivalents in bank deposit accounts that frequently exceed federally insured limits. We have not experienced any losses in such accounts and do not believe we are exposed to any significant risk.

Accounts receivable primarily comprise amounts due for the gathering, treating and processing services we provide to our customers and also the sale of natural gas liquids resulting from our processing services. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers may be similarly affected by changes in economic, industry or other conditions. We monitor the creditworthiness of our counterparties and can require letters of credit for receivables from counterparties that are judged to have substandard credit, unless the credit risk can otherwise be mitigated. Our top five customers or counterparties accounted for 47% of total accounts receivable at March 31, 2017, compared with 52% as of December 31, 2016.

Fair Value. The carrying amount of cash and cash equivalents, accounts receivable and trade accounts payable reported on the balance sheet approximates fair value due to their short-term maturities.

The Deferred Purchase Price Obligation's carrying value is its fair value because carrying value represents the present value of the payment expected to be made in 2020. Our calculation of the Deferred Purchase Price Obligation involves significant assumptions and judgments. Differing assumptions regarding any of these inputs could have a material effect on the ultimate cash payment and the Deferred Purchase Price Obligation. As such, its fair value measurement is classified as a non-recurring Level 3 measurement in the fair value hierarchy because our assumptions and judgments are not observable from objective sources (see Note 16).

The Deferred Purchase Price Obligation represents our only Level 3 financial instrument fair value measurement.  A rollforward of our Level 3 liability measured at fair value on a recurring basis follows (in thousands).

Level 3 liability, January 1, 2017	$563,281
Change in fair value	20,883
Level 3 liability, March 31, 2017	$584,164

A summary of the estimated fair value of our debt financial instruments follows.

	March 31, 2017		December 31, 2016
	Carrying value	Estimated fair value (Level 2)	Carrying value	Estimated fair value (Level 2)
	(In thousands)
Summit Holdings Revolving Credit Facility	$475,000	$475,000	$648,000	$648,000
Summit Holdings 5.5% Senior Notes ($300.0 million principal)	296,641	300,500	296,484	294,500
Summit Holdings 5.75% Senior Notes ($500.0 million principal)	493,271	497,500	—	—
Summit Holdings 7.5% Senior Notes ($300.0 million principal) (1)	—	—	295,817	316,000

__________

(1)  Debt was extinguished following the 5.75% Senior Notes offering in February 2017.  In conjunction with the early debt extinguishment, the remaining unamortized debt issuance costs were written off.

The carrying value on the balance sheet of the Revolving Credit Facility is its fair value due to its floating interest rate. The fair value for the Senior Notes is based on an average of nonbinding broker quotes as of March 31, 2017 and December 31, 2016. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value of the Senior Notes.

EX 99.1-20

EXHIBIT 99.1

11. PARTNERS' CAPITAL

A rollforward of the number of common limited partner and General Partner units follows.

	Common	General Partner	Total
Units, January 1, 2017	72,111,121	1,471,187	73,582,308
Net units issued under SMLP LTIP	184,277	—	184,277
Units issued under ATM Program	17,700	—	17,700
General Partner 2% capital contribution	—	4,591	4,591
Units, March 31, 2017	72,313,098	1,475,778	73,788,876

Unit Offerings. In January 2017, we completed a secondary underwritten public offering of 4,000,000 SMLP common units held by a subsidiary of Summit Investments pursuant to the 2016 SRS. We did not receive any proceeds from this offering.

At-the-market Program.  In February 2017, we executed a new equity distribution agreement and filed a prospectus and a prospectus supplement with the SEC for the issuance and sale from time to time of SMLP common units having an aggregate offering price of up to $150.0 million (the "ATM Program"). These sales will be made (i) pursuant to the terms of the equity distribution agreement between us and the sales agents named therein and (ii) by means of ordinary brokers' transactions at market prices, in block transactions or as otherwise agreed between us and the sales agents. Sales of our common units may be made in negotiated transactions or transactions that are deemed to be at-the-market offerings as defined by SEC Rules.

During the three months ended March 31, 2017, we sold 17,700 units under the ATM Program for aggregate gross proceeds of $0.4 million.  Following the effectiveness of the new ATM registration statement and after taking into account the aggregate sales price of common units sold under the ATM Program through March 31, 2017, we have the capacity to issue additional common units under the ATM Program up to an aggregate $149.6 million.

In March 2017, in accordance with the terms of our Partnership Agreement, our General Partner made a capital contribution to maintain its 2% general partner interest in SMLP.

Noncontrolling Interest.  We have recorded Summit Investments' indirect retained ownership interest in OpCo and its subsidiaries as a noncontrolling interest in the unaudited condensed consolidated financial statements.

Summit Investments' Equity in Contributed Subsidiaries.  Summit Investments' equity in contributed subsidiaries represents its position in the net assets of the 2016 Drop Down Assets that have been acquired by SMLP.  The balance also reflects net income attributable to Summit Investments for the 2016 Drop Down Assets for the periods beginning on their respective acquisition dates by Summit Investments and ending on the date they were acquired by the Partnership.  Net income or loss was attributed to Summit Investments for the 2016 Drop Down Assets for the period from January 1, 2016 to March 3, 2016.  Although included in partners' capital, any net income or loss attributable to Summit Investments is excluded from the calculation of EPU.

Cash Distributions Paid and Declared.  We paid the following per-unit distributions during the three months ended March 31:

	Three months ended March 31,
	2017	2016
Per-unit distributions to unitholders	$0.575	$0.575

On April 27, 2017, the Board of Directors of our General Partner declared a distribution of $0.575 per unit for the quarterly period ended March 31, 2017.  This distribution, which totaled $44.6 million, will be paid on May 15, 2017 to unitholders of record at the close of business on May 8, 2017.

Incentive Distribution Rights. Our general partner also currently holds IDRs that entitle it to receive increasing percentage allocations, up to a maximum of 50%, of the cash we distribute from operating surplus in excess of

EX 99.1-21

EXHIBIT 99.1

$0.46 per unit per quarter. Our payment of IDRs as reported in distributions to unitholders – general partner in the statement of partners' capital during the three months ended March 31 follow.

	Three months ended March 31,
	2017	2016
	(In thousands)
IDR payments	$2,100	$1,935

For the purposes of calculating net income attributable to General Partner in the statements of operations and partners' capital, the financial impact of IDRs is recognized in respect of the quarter for which the distributions were declared. For the purposes of calculating distributions to unitholders in the statements of partners' capital and cash flows, IDR payments are recognized in the quarter in which they are paid.

12. EARNINGS PER UNIT

The following table details the components of EPU.

	Three months ended March 31,
	2017	2016
	(In thousands, except per-unit amounts)
Numerator for basic and diluted EPU:
Net loss attributable to common units	$(2,777)	$(8,264)

Denominator for basic and diluted EPU:
Weighted-average common units outstanding – basic	72,149	66,493
Effect of nonvested phantom units	—	—
Weighted-average common units outstanding – diluted	72,149	66,493

Loss per limited partner unit:
Common unit – basic	$(0.04)	$(0.12)
Common unit – diluted	$(0.04)	$(0.12)

Nonvested anti-dilutive phantom units excluded from the calculation of diluted EPU	167	497

13. UNIT-BASED AND NONCASH COMPENSATION

SMLP Long-Term Incentive Plan.  The SMLP LTIP provides for equity awards to eligible officers, employees, consultants and directors of our General Partner and its affiliates. Items to note:

•

In March 2017, we granted 366,181 phantom units and associated distribution equivalent rights ("DERs") to employees in connection with our annual incentive compensation award cycle. These awards had a grant date fair value of $22.50 and vest ratably over a three-year period.

•	Also in March 2017, 184,277 phantom units vested.
•	As of March 31, 2017, approximately 3.6 million common units remained available for future issuance under the SMLP LTIP.

14. RELATED-PARTY TRANSACTIONS

Acquisitions.  For information on the 2016 Drop Down and its funding, see Notes 11 and 16 of the 2016 Annual Report.

EX 99.1-22

EXHIBIT 99.1

Reimbursement of Expenses from General Partner.  Our General Partner and its affiliates do not receive a management fee or other compensation in connection with the management of our business, but will be reimbursed for expenses incurred on our behalf. Under our Partnership Agreement, we reimburse our General Partner and its affiliates for certain expenses incurred on our behalf, including, without limitation, salary, bonus, incentive compensation and other amounts paid to our General Partner's employees and executive officers who perform services necessary to run our business. Our Partnership Agreement provides that our General Partner will determine in good faith the expenses that are allocable to us.  Due to affiliate on the consolidated balance sheet represents the payables to our General Partner for expenses incurred by it and paid on our behalf.

Expenses incurred by the General Partner and reimbursed by us under our Partnership Agreement were as follows:

	Three months ended March 31,
	2017	2016
	(In thousands)
Operation and maintenance expense	$6,881	$6,749
General and administrative expense	8,295	7,778

Expenses Incurred by Summit Investments.  Prior to the 2016 Drop Down, Summit Investments incurred:

•

certain support expenses and capital expenditures on behalf of the contributed subsidiaries. These transactions were settled periodically through membership interests prior to the respective drop down;

•

interest expense that was related to capital projects for the contributed subsidiaries.  As such, the associated interest expense was allocated to the respective contributed subsidiary's capital projects as a noncash contribution and capitalized into the basis of the asset; and

•

noncash compensation expense for the SMP net profits interests, which were accounted for as compensatory awards.  As such, the annual expense associated with the SMP net profits was allocated to the respective contributed subsidiary and is reflected in general and administrative expenses in the statements of operations.

Subsequent to any drop down, these expenses are retrospectively included in the reimbursement of General Partner expenses disclosed above due to common control.

In January 2017, SMP Holdings sold 4,000,000 common units representing limited partner interests in SMLP at a price to the public of $24.00 per common unit.  Consistent with its obligations under our Partnership Agreement, SMLP paid all costs and expenses of the secondary offering (other than underwriting discounts and fees and expenses of counsel and advisors to SMP Holdings in the sale).  SMLP did not receive any of the proceeds from the secondary offering.

15. COMMITMENTS AND CONTINGENCIES

Operating Leases.  We and Summit Investments lease certain office space to support our operations.  We have determined that our leases are operating leases. We recognize total rent expense incurred or allocated to us in general and administrative expenses. Rent expense related to operating leases, including rent expense incurred on our behalf and allocated to us, was as follows:

	Three months ended March 31,
	2017	2016
	(In thousands)
Rent expense	$688	$616

Legal Proceedings. The Partnership is involved in various litigation and administrative proceedings arising in the normal course of business. In the opinion of management, any liabilities that may result from these claims or those arising in the normal course of business would not individually or in the aggregate have a material adverse effect on the Partnership's financial position or results of operations.

EX 99.1-23

EXHIBIT 99.1

Environmental Matters. Although we believe that we are in material compliance with applicable environmental regulations, the risk of environmental remediation costs and liabilities are inherent in pipeline ownership and operation. Furthermore, we can provide no assurances that significant environmental remediation costs and liabilities will not be incurred by the Partnership in the future. We are currently not aware of any material contingent liabilities that exist with respect to environmental matters, except as noted below.

As described in detail in the 2016 Annual Report, in January 2015, Summit Investments learned of the rupture of a four-inch produced water gathering pipeline on the Meadowlark Midstream system near Williston, North Dakota.  The incident, which was covered by Summit Investments' insurance policies, was subject to maximum coverage of $25.0 million from its pollution liability insurance policy and $200.0 million from its property and business interruption insurance policy.  Summit Investments exhausted the $25.0 million pollution liability policy in 2015.  We submitted property and business interruption claim requests to the insurers and reached a settlement in January 2017.  In connection therewith, we recognized $2.6 million of business interruption recoveries and $0.4 million of property recoveries.

A rollforward of the aggregate accrued environmental remediation liabilities follows.

Total
(In thousands)
Accrued environmental remediation, January 1, 2017	$9,453
Payments made	(307)
Accrued environmental remediation, March 31, 2017	$9,146

As of March 31, 2017, we have recognized (i) a current liability for remediation effort expenditures expected to be incurred within the next 12 months and (ii) a noncurrent liability for estimated remediation expenditures and fines expected to be incurred subsequent to March 31, 2018.  Each of these amounts represent our best estimate for costs expected to be incurred. Neither of these amounts has been discounted to its present value.

While we cannot predict the ultimate outcome of this matter with certainty for Summit Investments or Meadowlark Midstream, especially as it relates to any material liability as a result of any governmental proceeding related to the incident, we believe at this time that it is unlikely that SMLP or its General Partner will be subject to any material liability as a result of any governmental proceeding related to the rupture.

16. ACQUISITIONS AND DROP DOWN TRANSACTIONS

2016 Drop Down. On March 3, 2016, SMLP acquired a controlling interest in OpCo, the entity which owns the 2016 Drop Down Assets.  These assets include certain natural gas, crude oil and produced water gathering systems located in the Utica Shale, the Williston Basin and the DJ Basin as well as ownership interests in a natural gas gathering system and a condensate stabilization facility, both located in the Utica Shale.

The net consideration paid and recognized in connection with the 2016 Drop Down (i) consisted of a cash payment to SMP Holdings of $360.0 million funded with borrowings under our Revolving Credit Facility and a $0.6 million working capital adjustment received in June 2016 (the “Initial Payment”) and (ii) includes the Deferred Purchase Price Obligation payment due in 2020.

The Deferred Purchase Price Obligation will be equal to:

•

six-and-one-half (6.5) multiplied by the average Business Adjusted EBITDA, as defined below and in the Contribution Agreement, of the 2016 Drop Down Assets for 2018 and 2019, less the G&A Adjuster, as defined in the Contribution Agreement;

•	less the Initial Payment;
•	less all capital expenditures incurred for the 2016 Drop Down Assets between the March 3, 2016 and December 31, 2019;

EX 99.1-24

EXHIBIT 99.1

•	plus all Business Adjusted EBITDA from the 2016 Drop Down Assets between March 3, 2016 and December 31, 2019, less the Cumulative G&A Adjuster, as defined in the Contribution Agreement.

Business Adjusted EBITDA is defined as the net income or loss of the 2016 Drop Down Assets for such period:

•	plus interest expense, income tax expense and depreciation and amortization of the 2016 Drop Down Assets for such period;
•	plus any adjustments related to MVC shortfall payments, impairments and other noncash expenses or losses with respect to the 2016 Drop Down Assets for such period;
•	plus any Special Liability Expenses, as defined below and in the Contribution Agreement, for such period;
•	less interest income and income tax benefit of the 2016 Drop Down Assets for such period;
•	less adjustments related to any other noncash income or gains with respect to the 2016 Drop Down Assets for such period.

Business Adjusted EBITDA shall exclude the effect of any Partnership expenses allocated by or to SMLP or its affiliates in respect of the 2016 Drop Down Assets, such as general and administrative expenses (including compensation-related expenses and professional services fees), transaction costs, allocated interest expense and allocated income tax expense.

Special Liability Expenses are defined as any and all expenses incurred by SMLP with respect to the Special Liabilities, as defined in the Contribution Agreement, including fines, legal fees, consulting fees and remediation costs.

The present value of the Deferred Purchase Price Obligation will be reflected as a liability on our balance sheet until paid.  As of the acquisition date, the estimated future payment obligation (based on management’s estimate of the Partnership’s share of forecasted Business Adjusted EBITDA and capital expenditures for the 2016 Drop Down Assets) was estimated to be $860.3 million and had a net present value of $507.4 million, using a discount rate of 13%.  As of March 31, 2017, Remaining Consideration was estimated to be $829.6 million and the net present value, as recognized on the consolidated balance sheet, was $584.2 million, using a discount rate of 11.75%.  Any subsequent changes to the estimated future payment obligation will be calculated using a discounted cash flow model with a commensurate risk-adjusted discount rate.  Such changes and the impact on the liability due to the passage of time will be recorded as Deferred Purchase Price Obligation income or expense on the consolidated statements of operations in the period of the change.

At the discretion of the Board of Directors of our General Partner, the Deferred Purchase Price Obligation can be paid in cash, SMLP common units or a combination thereof.  We currently expect that the Deferred Purchase Price Obligation will be financed with a combination of (i) net proceeds from the sale of common units by us, (ii) the net proceeds from the issuance of senior unsecured debt by us, (iii) borrowings under our Revolving Credit Facility and/or (iv) other internally generated sources of cash.

Because of the common control aspects in a drop down transaction, the 2016 Drop Down was deemed a transaction between entities under common control.  As such, the 2016 Drop Down has been accounted for on an “as-if pooled” basis for all periods in which common control existed and the Partnership’s financial results retrospectively include the combined financial results of the 2016 Drop Down Assets for all common-control periods.

EX 99.1-25

EXHIBIT 99.1

Supplemental Disclosures – As-If Pooled Basis.  As a result of accounting for our drop down transactions similar to a pooling of interests, our historical financial statements and those of the acquired drop down assets have been combined to reflect the historical operations, financial position and cash flows of the acquired drop down assets from the date common control began. Revenues and net income for the previously separate entities and the combined amounts, as presented in these unaudited condensed consolidated financial statements follow.

Three months ended March 31, 2016
(In thousands)
SMLP revenues	$81,704
2016 Drop Down Assets revenues (1)	8,867
Combined revenues	$90,571

SMLP net loss	$(6,410)
2016 Drop Down Assets net income (1)	2,745
Combined net loss	$(3,665)

__________

(1) Results are fully reflected in SMLP's results of operations subsequent to closing the respective drop down.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by SMLP and the Guarantor Subsidiaries (see Note 9).

The following supplemental condensed consolidating financial information reflects SMLP's separate accounts, the combined accounts of the Co-Issuers, the combined accounts of the Guarantor Subsidiaries, the combined accounts of the Non-Guarantor Subsidiaries and the consolidating adjustments for the dates and periods indicated.  For purposes of the following consolidating information:

•	each of SMLP and the Co-Issuers account for their subsidiary investments, if any, under the equity method of accounting and
•

the balances and results of operations associated with the assets, liabilities and expenses that were carved out of Summit Investments and allocated to SMLP in connection with the 2016 Drop Down have been attributed to SMLP during the common control period.

EX 99.1-26

EXHIBIT 99.1

Condensed Consolidating Balance Sheets.  Balance sheets as of March 31, 2017 and December 31, 2016 follow.

	March 31, 2017
	SMLP	Co-Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating adjustments	Total
	(In thousands)
Assets
Cash and cash equivalents	$3,180	$5	$2,725	$375	$—	$6,285
Accounts receivable	22	—	42,349	11,298	—	53,669
Other current assets	1,277	—	1,665	298	—	3,240
Due from affiliate	10,712	12,745	442,967	—	(466,424)	—
Total current assets	15,191	12,750	489,706	11,971	(466,424)	63,194
Property, plant and equipment, net	3,115	—	1,433,385	417,583	—	1,854,083
Intangible assets, net	—	—	386,802	24,976	—	411,778
Goodwill	—	—	16,211	—	—	16,211
Investment in equity method investees	—	—	—	702,751	—	702,751
Other noncurrent assets	2,403	4,496	157	—	—	7,056
Investment in subsidiaries	2,153,590	3,406,959	—	—	(5,560,549)	—
Total assets	$2,174,299	$3,424,205	$2,326,261	$1,157,281	$(6,026,973)	$3,055,073

Liabilities and Partners' Capital
Trade accounts payable	$863	$—	$9,502	$7,399	$—	$17,764
Accrued expenses	1,946	—	7,229	2,932	—	12,107
Due to affiliate	456,198	—	—	10,712	(466,424)	486
Ad valorem taxes payable	—	—	3,862	204	—	4,066
Accrued interest	—	5,703	—	—	—	5,703
Accrued environmental remediation	—	—	—	5,883	—	5,883
Other current liabilities	2,240	—	2,239	339	—	4,818
Total current liabilities	461,247	5,703	22,832	27,469	(466,424)	50,827
Long-term debt	—	1,264,912	—	—	—	1,264,912
Deferred Purchase Price Obligation	584,164	—	—	—	—	584,164
Deferred revenue	—	—	18,980	—	—	18,980
Noncurrent accrued environmental remediation	—	—	—	3,263	—	3,263
Other noncurrent liabilities	3,773	—	3,948	91		7,812
Total liabilities	1,049,184	1,270,615	45,760	30,823	(466,424)	1,929,958

Total partners' capital	1,125,115	2,153,590	2,280,501	1,126,458	(5,560,549)	1,125,115
Total liabilities and partners' capital	$2,174,299	$3,424,205	$2,326,261	$1,157,281	$(6,026,973)	$3,055,073

EX 99.1-27

EXHIBIT 99.1

	December 31, 2016
	SMLP	Co-Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating adjustments	Total
	(In thousands)
Assets
Cash and cash equivalents	$698	$51	$5,647	$1,032	$—	$7,428
Accounts receivable	53	—	89,584	7,727	—	97,364
Other current assets	1,526	—	2,328	455	—	4,309
Due from affiliate	14,896	38,013	369,995	—	(422,904)	—
Total current assets	17,173	38,064	467,554	9,214	(422,904)	109,101
Property, plant and equipment, net	2,266	—	1,440,180	411,225	—	1,853,671
Intangible assets, net	—	—	396,930	24,522	—	421,452
Goodwill	—	—	16,211	—	—	16,211
Investment in equity method investees	—	—	—	707,415	—	707,415
Other noncurrent assets	1,993	5,198	138	—	—	7,329
Investment in subsidiaries	2,132,757	3,347,393	—	—	(5,480,150)	—
Total assets	$2,154,189	$3,390,655	$2,321,013	$1,152,376	$(5,903,054)	$3,115,179

Liabilities and Partners' Capital
Trade accounts payable	$978	$—	$9,901	$5,372	$—	$16,251
Accrued expenses	2,399	114	6,069	2,807	—	11,389
Due to affiliate	408,266	—	—	14,896	(422,904)	258
Ad valorem taxes payable	16	—	9,717	855	—	10,588
Accrued interest	—	17,483	—	—	—	17,483
Accrued environmental remediation	—	—	—	4,301	—	4,301
Other current liabilities	6,718	—	3,798	955	—	11,471
Total current liabilities	418,377	17,597	29,485	29,186	(422,904)	71,741
Long-term debt	—	1,240,301	—	—	—	1,240,301
Deferred Purchase Price Obligation	563,281	—	—	—	—	563,281
Deferred revenue	—	—	57,465	—	—	57,465
Noncurrent accrued environmental remediation	—	—	—	5,152	—	5,152
Other noncurrent liabilities	2,858	—	4,602	106	—	7,566
Total liabilities	984,516	1,257,898	91,552	34,444	(422,904)	1,945,506

Total partners' capital	1,169,673	2,132,757	2,229,461	1,117,932	(5,480,150)	1,169,673
Total liabilities and partners' capital	$2,154,189	$3,390,655	$2,321,013	$1,152,376	$(5,903,054)	$3,115,179

EX 99.1-28

EXHIBIT 99.1

Condensed Consolidating Statements of Operations.  For the purposes of the following condensed consolidating statements of operations, we allocate general and administrative expenses recognized at the SMLP parent to the Guarantor Subsidiaries and Non-Guarantor Subsidiaries to reflect what those entities' results would have been had they operated on a stand-alone basis.  Statements of operations for the three months ended March 31, 2017 and 2016 follow.

	Three months ended March 31, 2017
	SMLP	Co-Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating adjustments	Total
	(In thousands)
Revenues:
Gathering services and related fees	$—	$—	$100,682	$17,331	$—	$118,013
Natural gas, NGLs and condensate sales	—	—	11,120	—	—	11,120
Other revenues	—	—	5,961	711	—	6,672
Total revenues	—	—	117,763	18,042	—	135,805
Costs and expenses:
Cost of natural gas and NGLs	—	—	9,049	3	—	9,052
Operation and maintenance	—	—	20,851	2,841	—	23,692
General and administrative	—	—	12,218	1,914	—	14,132
Depreciation and amortization	154	—	24,597	3,818	—	28,569
Transaction costs	—	—	—	—	—	—
Loss on asset sales, net	—	—	3	—	—	3
Long-lived asset impairment	—	—	—	284	—	284
Total costs and expenses	154	—	66,718	8,860	—	75,732
Other income	71	—	—	—	—	71
Interest expense	—	(16,716)	—	—	—	(16,716)
Early extinguishment of debt	—	(22,020)	—	—	—	(22,020)
Deferred Purchase Price Obligation expense	(20,883)	—	—	—	—	(20,883)
(Loss) income before income taxes and loss from equity method investees	(20,966)	(38,736)	51,045	9,182	—	525
Income tax expense	(452)	—	—	—	—	(452)
Loss from equity method investees	—	—	—	(656)	—	(656)
Equity in earnings of consolidated subsidiaries	20,835	59,571	—	—	(80,406)	—
Net (loss) income	$(583)	$20,835	$51,045	$8,526	$(80,406)	$(583)

EX 99.1-29

EXHIBIT 99.1

	Three months ended March 31, 2016
	SMLP	Co-Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating adjustments	Total
	(In thousands)
Revenues:
Gathering services and related fees	$—	$—	$64,768	$13,332	$—	$78,100
Natural gas, NGLs and condensate sales	—	—	7,588	—	—	7,588
Other revenues	—	—	4,369	514	—	4,883
Total revenues	—	—	76,725	13,846	—	90,571
Costs and expenses:
Cost of natural gas and NGLs	—	—	6,290	—	—	6,290
Operation and maintenance	—	—	22,572	3,270	—	25,842
General and administrative	—	—	10,126	2,753	—	12,879
Depreciation and amortization	116	—	24,672	2,940	—	27,728
Transaction costs	1,174	—	—	—	—	1,174
Gain on asset sales, net	—	—	(63)	—	—	(63)
Total costs and expenses	1,290	—	63,597	8,963	—	73,850
Other income	22	—	—	—	—	22
Interest expense	(1,446)	(14,436)	—	—	—	(15,882)
Deferred Purchase Price Obligation expense	(7,463)	—	—	—	—	(7,463)
(Loss) income before income taxes and loss from equity method investees	(10,177)	(14,436)	13,128	4,883	—	(6,602)
Income tax benefit	77	—	—	—	—	77
Income from equity method investees	—	—	—	2,860	—	2,860
Equity in earnings of consolidated subsidiaries	6,435	20,871	—	—	(27,306)	—
Net (loss) income	$(3,665)	$6,435	$13,128	$7,743	$(27,306)	$(3,665)

EX 99.1-30

EXHIBIT 99.1

Condensed Consolidating Statements of Cash Flows.  Statements of cash flows for the three months ended March 31, 2017 and 2016 follow.

	Three months ended March 31, 2017
	SMLP	Co-Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating adjustments	Total
	(In thousands)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(2,021)	$(27,574)	$74,721	$17,323	$—	$62,449

Cash flows from investing activities:
Capital expenditures	(1,003)	—	(4,580)	(8,845)	—	(14,428)
Contributions to equity method investees	—	—	—	(4,936)	—	(4,936)
Other, net	(361)	—	—	—	—	(361)
Advances to affiliates	(25,266)	—	(72,972)	(4,184)	102,422	—
Net cash used in investing activities	(26,630)	—	(77,552)	(17,965)	102,422	(19,725)

Cash flows from financing activities:
Distributions to unitholders	(44,452)	—	—	—	—	(44,452)
Borrowings under Revolving Credit Facility	—	72,000	—	—	—	72,000
Repayments under Revolving Credit Facility	—	(245,000)	—	—	—	(245,000)
Debt issuance costs	—	(6,825)	—	—	—	(6,825)
Payment of redemption and call premiums on senior notes	—	(17,913)	—	—	—	(17,913)
Proceeds from ATM Program issuances, net of costs	367	—	—	—	—	367
Contribution from General Partner	113	—	—	—	—	113
Issuance of senior notes	—	500,000	—	—	—	500,000
Tender and redemption of senior notes	—	(300,000)	—	—	—	(300,000)
Other, net	(2,051)	—	(91)	(15)	—	(2,157)
Advances from affiliates	77,156	25,266	—	—	(102,422)	—
Net cash provided by (used in) financing activities	31,133	27,528	(91)	(15)	(102,422)	(43,867)
Net change in cash and cash equivalents	2,482	(46)	(2,922)	(657)	—	(1,143)
Cash and cash equivalents, beginning of period	698	51	5,647	1,032	—	7,428
Cash and cash equivalents, end of period	$3,180	$5	$2,725	$375	$—	$6,285

EX 99.1-31

EXHIBIT 99.1

	Three months ended March 31, 2016
	SMLP	Co-Issuers	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating adjustments	Total
	(In thousands)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(3,174)	$(23,280)	$65,022	$28,281	$—	$66,849

Cash flows from investing activities:
Capital expenditures	(180)	—	(11,753)	(49,393)	—	(61,326)
Contributions to equity method investees	—	—	—	(15,645)	—	(15,645)
Acquisitions of gathering systems from affiliate	(360,000)	—	—	—	—	(360,000)
Other, net	(377)	—	—	—	—	(377)
Advances to affiliates	(13,446)	(363,390)	(55,177)	—	432,013	—
Net cash used in investing activities	(374,003)	(363,390)	(66,930)	(65,038)	432,013	(437,348)

Cash flows from financing activities:
Distributions to unitholders	(40,975)	—	—	—	—	(40,975)
Borrowings under Revolving Credit Facility	12,000	412,300	—	—	—	424,300
Repayments under Revolving Credit Facility	—	(35,300)	—	—	—	(35,300)
Debt issuance costs	(13)	(2,400)	—	—	—	(2,413)
Cash advance from Summit Investments to contributed subsidiaries, net	(12,000)	—	—	24,214	—	12,214
Expenses paid by Summit Investments on behalf of contributed subsidiaries	3,030	—	—	1,791	—	4,821
Other, net	(786)	—	(68)	—	—	(854)
Advances from affiliates	418,566	—	—	13,447	(432,013)	—
Net cash provided by (used in) financing activities	379,822	374,600	(68)	39,452	(432,013)	361,793
Net change in cash and cash equivalents	2,645	(12,070)	(1,976)	2,695	—	(8,706)
Cash and cash equivalents, beginning of period	73	12,407	6,930	2,383	—	21,793
Cash and cash equivalents, end of period	$2,718	$337	$4,954	$5,078	$—	$13,087

EX 99.1-32